Exhibit L-2
                           MONEY POOL PROMISSORY NOTE

                  FOR VALUE RECEIVED, and in accordance with the Money Pool Agreement dated -------, the undersigned, ---------(the "Borrower") hereby promises to pay to AGL Services Company ("AGL Services"), as agent for the Money Pool, on demand but in any event not later than one year after the date of such loan, the principal sum set forth on the grid attached hereto, or on the records maintained by AGL Services, as administrator of the Money Pool, as "Principal Amount Outstanding." This note may be prepaid in full at any time or in part from time to time without premium or penalty.

                  The Principal Amount Outstanding shall bear interest and costs calculated in accordance with the methods specified in the Money Pool Agreement. Interest will be calculated on the daily Principal Amount Outstanding as indicated on the grid attached hereto, or on the records maintained by AGL Services. Payment will be made to Bank of America-Dallas, ABA Number ------for credit to AGL Services Money Pool, Account -----------.

                                            -----------------
                                            (Name of Borrower)


                                            By:-----------------
                                            Title:--------------
                                            Date:---------------




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     Date             Loan (Repayment)         Principal Amount Outstanding
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